UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report: December 22, 2011

VIRCO MFG. CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-8777	95-1613718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2027 Harpers Way Torrance, California		90501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 533-0474

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of Registrant.

Item 8.01 Other Events.

Item 9.01 Financial Statements and Exhibits.

SIGNATURES

EXHIBIT INDEX

EX-10.1

EX-99.1

Item 1.01.	Entry into a Material Definitive Agreement.

On December 22, 2011 (the “Closing Date”), Virco Mfg. Corporation (the “Company”) and Virco Inc., a wholly owned subsidiary of the Company (“Virco”, and, together with the Company, the “Borrowers”), entered into a Revolving Credit and Security Agreement (the “Credit Agreement”) with PNC Bank, National Association, as administrative agent and lender (the “Lender”).

The Credit Agreement provides the Borrowers with a secured revolving line of credit (the “Revolving Credit Facility”) of up to $60,000,000, with seasonal adjustments to the credit limit and subject to borrowing base limitations, and includes a sub-limit of up to $3,000,000 for the issuance of letters of credit. The Revolving Credit Facility is an asset-based line of credit that is subject to a borrowing base limitation and generally provides for advances of up to 85% of eligible receivables, plus a percentage equal to the lesser of 60% of the value of eligible inventory or 85% of the liquidation value of eligible inventory, plus an amount ranging from $6,000,000 to $12,000,000 from March 1 through July 15 of each year, minus undrawn amounts of letters of credit and reserves. The Revolving Credit Facility is secured by substantially all of the Borrowers’ personal property and certain of the Borrowers’ real property.

On the Closing Date, the Borrowers drew down approximately $9,800,000 under the Revolving Credit Facility to repay in full all indebtedness outstanding under its existing revolving facility governed by the Second Amended and Restated Credit Agreement dated as of March 12, 2008 (as amended prior to the date hereof, the “Existing Revolving Credit Agreement”) by and between the Company and Wells Fargo Bank, National Association (“Wells Fargo”), and to pay fees and expenses related to the Credit Agreement. Subsequent to the Closing Date the Borrowers intend to utilize the Revolving Credit Facility for liquidity and working capital purposes.

The Revolving Credit Facility bears interest, at the Borrowers’ option, at either the Alternate Base Rate (as defined in the Credit Agreement) or the Eurodollar Currency Rate (as defined in the Credit Agreement), in each case plus an applicable margin. The applicable margin for Alternate Base Rate loans is a percentage within a range of 0.75% to 1.75%, and the applicable margin for Eurodollar Currency Rate loans is a percentage within a range of 1.75% to 2.75%, in each case based on the EBITDA of the Borrowers at the end of each fiscal quarter, and may be increased at the Lender’s option by 2.0% during the continuance of an event of default. Accrued interest with respect to principal amounts outstanding under the Credit Agreement is payable in arrears on a monthly basis for Alternative Base Rate loans, and at the end of the applicable interest period but at most every three months for Eurodollar Currency Rate loans.

Prior to the maturity date, principal amounts outstanding under the Credit Agreement may be repaid and reborrowed at the option of the Borrowers without premium or penalty, subject to borrowing base limitations, seasonal adjustments and certain other conditions. The principal amount outstanding under the Credit Agreement and any accrued and unpaid interest is due no later than December 22, 2014, and the Revolving Credit Facility is subject to certain prepayment penalties upon earlier termination of the Revolving Credit Facility.

The Credit Agreement contains a covenant that forbids the Company from issuing dividends or making payments with respect to the Company’s capital stock, and contains numerous other covenants that limit under certain circumstances the ability of the Borrowers and their subsidiaries to, among other things, merge with or acquire other entities, incur new liens, incur additional indebtedness, sell assets outside of the ordinary course of business, enter into transactions with affiliates, or substantially change the general nature of the business of the Borrowers, taken as a whole. The Credit Agreement also requires the Company to maintain certain financial covenants, including a minimum tangible net worth, minimum EBITDA amounts and a minimum fixed charge coverage ratio.

Events of default (subject to certain cure periods and other limitations) under the Credit Agreement include, but are not limited to, (i) non-payment of principal, interest or other amounts due under the Credit Agreement, (ii) the violation of terms, covenants, representations or warranties in the Credit Agreement or related loan documents, (iii) any event of default under agreements governing certain indebtedness of the Borrowers and certain defaults by the Borrowers under other agreements that would materially adversely affect the Borrowers, (iv) certain events of bankruptcy, insolvency or liquidation involving the Borrowers, (v) judgments or judicial actions against the Borrowers in excess of $250,000, subject to certain conditions, (vi) the failure of the Company to comply with Pension Benefit Plans (as defined in the Credit Agreement), (vii) the invalidity of loan documents pertaining to the Credit Agreement, (viii) a change of control of the Borrowers and (ix) the interruption of operations of any of the Borrowers’ manufacturing facilities for five consecutive days during the peak season or fifteen consecutive days during any other time, subject to certain conditions.

Pursuant to the Credit Agreement, substantially all of the Borrowers’ accounts receivable are automatically and promptly swept to repay amounts outstanding under the Revolving Credit Facility upon receipt by the Borrowers. Due to this automatic liquidating nature of the Revolving Credit Facility, if the Borrowers breach any covenant, violate any representation or warranty or suffer a deterioration in their ability to borrow pursuant to the borrowing base calculation, the Borrowers may not have access to cash liquidity unless provided by the Lender in its discretion. In addition, certain of the covenants and representations and warranties set forth in the Credit Agreement contain limited or no materiality thresholds, and many of the representations and warranties must be true and correct in all material respects upon each borrowing, which the Borrowers expect to occur on an ongoing basis. There can be no assurance that the Borrowers will be able to comply with all such covenants and be able to continue to make such representations and warranties on an ongoing basis.

The description set forth above is qualified in its entirety by the Credit Agreement, a copy of which is filed as an exhibit to this report and is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 22, 2011, in connection with the entry into the Credit Agreement described above, the Company terminated the Existing Revolving Credit Agreement. At the time of termination of the Existing Revolving Credit Agreement, all amounts outstanding were repaid in full by the Company and all mortgages, deeds of trust, liens and other security interests that the Company had granted to Wells Fargo under the Existing Revolving Credit Agreement were released.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

As discussed in Item 1.01 above, the Credit Agreement includes a covenant expressly prohibiting the Company from paying dividends. Consequently, commencing December 22, 2011 and for at least as long as such covenant is included in the Credit Agreement, no dividends will be paid by the Company to its stockholders.

On December 22, 2011, the Company issued a press release announcing the entry into the Credit Agreement and the termination of the Existing Revolving Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1    Revolving Credit and Security Agreement dated as of December 22, 2011 by and among Virco Mfg. Corporation and Virco, Inc., as borrowers, and PNC Bank, National Association, as the lender and administrative agent.

Exhibit 99.1    Press Release dated December 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION
(Registrant)

Date: December 22, 2011	/s/ Robert A. Virtue
(Signature)
	Name:	Robert A. Virtue
	Title:	Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

10.1	Revolving Credit and Security Agreement dated as of December 2, 2011 by and among Virco Mfg. Corporation and Virco, Inc., as borrowers, and PNC Bank, National Association, as the lender and administrative agent.

99.1	Press Release dated December 22, 2011.